Exhibit 10.6

BUSINESS MANAGEMENT AGREEMENT

THIS BUSINESS MANAGEMENT AGREEMENT (this “Agreement”) is entered into effective as of June 5, 2015, by and between Reit Management & Research Trust, a Massachusetts business trust (the “Trust”), and Reit Management & Research LLC, a Maryland limited liability company (the “Manager”).

WHEREAS, the Trust wishes to engage the Manager to provide certain services and the Manager wishes to accept such engagement, all subject to and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                                      Engagement.  Subject to the terms and conditions hereinafter set forth, the Trust hereby engages the Manager to provide the management and real estate investment services contemplated by this Agreement with respect to the Trust’s business and real estate investments and the Manager hereby accepts such engagement.

2.                                      General Duties of the Manager.  The Manager shall use its reasonable best efforts to present to the Trust a continuing and suitable real estate investment program consistent with the real estate investment policies and objectives of the Trust.  Subject to the management, direction and supervision of the Trust, the Manager shall conduct and perform all corporate office functions for the Trust and, if requested by the Trust, its affiliates (the Trust and such affiliates, the “Trust Parties”), including, but not limited to, the following:

(a)                                 provide research and economic and statistical data in connection with the Trust Parties’ real estate investments and recommend changes in the Trust Parties’ real estate investment policies when appropriate;

(b)                                 (i)  investigate and evaluate investments in, or acquisitions or dispositions of, real estate and related interests, and financing and refinancing opportunities, (ii) make recommendations concerning specific investments to the Trust Parties, and (iii) evaluate and negotiate contracts with respect to the foregoing, in each case, on behalf of the Trust Parties and in the furtherance of the Trust Parties’ strategic objectives;

(c)                                  investigate, evaluate, prosecute and negotiate any claims of the Trust Parties in connection with their real estate investments or otherwise in connection with the conduct of their business;

(d)                                 administer bookkeeping and accounting functions as are required for the management and operation of the business of the Trust Parties, contract for any audits and prepare or cause to be prepared such reports and filings as may be required by any governmental authority in connection with the conduct of the Trust Parties’ business, and otherwise advise and assist the Trust Parties with their compliance with applicable legal and regulatory requirements, including without limitation, returns or filings required under any state or local tax statutes and the Internal Revenue Code of 1986, as amended and any regulations and rulings thereunder (the “Internal Revenue Code”);

(e)                                  retain counsel, consultants and other third party professionals on behalf of the Trust Parties;

(f)                                   advise and assist with the Trust Parties’ risk management functions;

(g)                                  to the extent not covered above, advise and assist the Trust Parties in the review and negotiation of the Trust Parties’ contracts and agreements, coordinate and supervise all third party legal services and claims by or against the Trust; and

(h)                                 provide personnel necessary for the performance of the foregoing services.

In performing its services under this Agreement, the Manager may utilize facilities, personnel and support services of various of its affiliates.  The Manager shall be responsible for paying such affiliates for their personnel and support services and facilities out of its own funds unless otherwise approved by the Trust.  Notwithstanding the foregoing, fees, costs and expenses of any third party which is not an affiliate of the Manager retained as permitted hereunder are to be paid by the Trust.  Without limiting the foregoing sentence, any such fees, costs or expenses referred to in the immediately preceding sentence which may be paid by the Manager shall be reimbursed to the Manager by the Trust promptly following submission to the Trust of a statement of any such fees, costs or expenses by the Manager.

3.                                      Bank Accounts.  The Manager shall establish and maintain one or more bank accounts in its own name or in the name of the Trust Parties, and shall collect and deposit into such account or accounts and may disburse therefrom any monies on behalf of the Trust Parties, provided that no funds in any such account shall be commingled with any funds of the Manager or any other person or entity unless separate records of the Trust Parties’ funds are maintained.  The Manager shall from time to time, or at any time requested by the Trust, render an appropriate accounting of such collections and payments to the Trust Parties.

4.                                      Records.  The Manager shall maintain appropriate books of account and records relating to this Agreement, which books of account and records shall be available for inspection by representatives of the Trust upon reasonable notice during ordinary business hours.

5.                                      Information Furnished to Manager.  The Trust shall at all times keep the Manager fully informed with regard to the real estate investment policies of the Trust Parties, the capitalization policy of the Trust, and generally the Trust’s then current intentions as to the future of the Trust.  In particular, the Trust shall notify the Manager promptly of any intention to sell or otherwise dispose of any of the Trust Parties’ real estate investments or to make any new real estate investment.  The Trust shall furnish the Manager with such information with regard to its affairs as the Manager may from time to time reasonably request.  The Trust shall retain legal counsel and accountants to provide such legal and accounting advice, services and opinions as the Manager or the Trust shall deem necessary or appropriate for the conduct of the business of the Trust Parties.

6.                                      Manager Conduct.

(a)                                 The Manager shall adhere to, and shall require its officers and employees in the course of providing services to the Trust Parties to adhere to, any Code of Business Conduct and Ethics of the Trust in effect from time to time.

(b)                                 Neither the Manager nor any affiliate of the Manager shall sell any property or assets to the Trust Parties or purchase any assets from the Trust Parties, directly or indirectly, except as approved by the Trust.  No compensation, commission or remuneration shall be paid to the Manager or any affiliate of the Manager on account of services provided to the Trust except as provided by this Agreement, the Property Management Agreement (hereafter defined) or otherwise approved the Trust.

(c)                                  The Manager may engage in other activities or businesses and act as the Manager to any other person or entity (including other real estate investment trusts) even though such person or entity has investment policies and objectives similar to those of the Trust.  The Trust recognizes that it is not entitled to preferential treatment in receiving information, recommendations and other services from the Manager.  The Manager shall act in good faith to endeavor to identify to the Trust any conflicts that may arise among the Trust, the Manager and/or any other person or entity on whose behalf the Manager may be engaged.

(d)                                 The Manager shall make available sufficient experienced and appropriate personnel to perform the services and functions specified for the Trust Parties, including, without limitation, at the Trust’s request, serving as the officers of the Trust Parties.  The Manager’s personnel shall receive no compensation from the Trust for their services to the Trust in any such capacities. The Manager shall not be obligated to dedicate any of its personnel exclusively to the Trust Parties nor shall the Manager or any of its personnel be obligated to dedicate any specific portion of its or their time to the Trust or its business, except as necessary to perform the services provided for herein.

(e)                                  The Manager’s liability under this Agreement shall be as set forth in Section 13.

7.                                      No Partnership or Joint Venture.  The Trust and the Manager are not partners or joint venturers with each other and neither the terms of this Agreement nor the fact that the Trust and the Manager have joint interests in any one or more investments, ownership in each other or other interests in any one or more entities or may have common officers or employees or a tenancy relationship shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

8.                                      Fidelity Bond.  The Manager shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

9.                                      Management Fee.  The Trust shall pay the Manager a fee for the services provided to the Trust and Trust Parties under this Agreement (the “Fee”) equal to 0.6% of Revenues as hereinafter defined.  “Revenues” are the total revenues of the Trust from all sources reportable under generally accepted accounting principles in the United States (“GAAP”).  The

Fee shall be computed and payable monthly by the Trust within thirty (30) days following the end of each month based on the Trust’s monthly financial statements for such month.  The aggregate annual Fee paid in any fiscal year shall be subject to adjustment as of the end of that fiscal year.  Within thirty (30) days after availability of the Trust’s annual financial statements for each fiscal year, the Manager shall prepare and deliver to the Trust a notice setting forth (a) the Revenues for such year, (ii) the computation of the Fee payable for such year and (iii) the amount of the Fee theretofore paid to the Manager in respect of such year.  If the annual Fee payable for said fiscal year exceeds the aggregate amounts previously paid with respect thereto by the Trust, the additional amounts shall be paid to the Manager within ten (10) days after delivery of such notice.  If the annual Fee payable for said fiscal year as shown in such notice is less than the aggregate amounts previously paid with respect thereto by the Trust, the Manager shall refund to the Trust an amount equal to such difference.

10.                               Additional Services.   If, and to the extent that, the Trust shall request the Manager to render services on behalf of the Trust Parties other than those required to be rendered by the Manager in accordance with the terms of this Agreement, such additional services shall be compensated separately on terms to be agreed upon by the Manager and the Trust from time to time.

11.                               Expenses of the Manager.  Except as otherwise expressly provided herein or approved by the Trust, the Manager shall bear the following expenses incurred in connection with the performance of its duties under this Agreement:

(a)                                 employment expenses of the personnel employed by the Manager, including but not limited to, salaries, wages, payroll taxes and the cost of employee benefit plans;

(b)                                 fees and travel and other expenses paid to directors, officers and employees of the Manager;

(c)                                  rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses of the Manager; and

(d)                                 miscellaneous administrative expenses relating to performance by the Manager of its obligations hereunder.

12.                               Expenses of the Trust.  Except as expressly otherwise provided in this Agreement, the Trust shall pay all its expenses, and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Trust Parties shall be paid by the Trust and shall not be paid by the Manager:

(a)                                 the cost of borrowed money;

(b)                                 taxes on income and taxes and assessments on real and personal property, if any, and all other taxes applicable to the Trust Parties;

(c)                                  expenses of organizing, restructuring, reorganizing or liquidating the Trust Parties, or of revising, amending, converting or modifying the organizational documents of any Trust Party;

(d)                                 fees and travel and other expenses paid to advisors, contractors, mortgage servicers, consultants, and other agents and independent contractors employed by or on behalf of the Trust Parties;

(e)                                  expenses directly connected with the investigation, acquisition, disposition or ownership of real estate interests or other property (including third party property diligence costs, appraisal reporting, the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement and local management of property), other than expenses with respect thereto of employees of the Manager, to the extent that such expenses are to be borne by the Manager pursuant to Section 11 above;

(f)                                   all insurance costs incurred in connection with or on behalf of the Trust Parties (including officer and trustee liability insurance);

(g)                                  legal, accounting and auditing fees and expenses;

(h)                                 filing and recording fees for regulatory or governmental filings, approvals and notices to the extent not otherwise covered by any of the foregoing items of this Section 12; and

(i)                                     expenses relating to any office or office facilities maintained by the Trust Parties separate from the office of the Manager.

13.                               Limits of Manager Responsibility; Indemnification; Company Remedies.  The Manager assumes no responsibility other than to render the services described herein in good faith and shall not be responsible for any action of the Trust Parties in following or declining to follow any advice or recommendation of the Manager.  The Manager, its shareholders, directors, officers, employees and affiliates will not be liable to the Trust Parties, their respective shareholders, or others, except by reason of acts constituting fraud, willful misconduct or gross negligence in the performance of its obligations hereunder.  The Trust shall reimburse, indemnify and hold harmless the Manager, its shareholders, directors, officers and employees and its affiliates for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including without limitation all reasonable attorneys’, accountants’ and experts’ fees and expenses) in respect of or arising from any acts or omissions of the Manager with respect to the provision of services by it or performance of its obligations in connection with this Agreement or performance of other matters pursuant to instruction by the Trust, except to the extent such provision or performance was fraudulent, was willful misconduct or was grossly negligent.  Without limiting the foregoing, the Trust shall promptly advance expenses incurred by the indemnitees referred to in this section for matters referred to in this section, upon request for such advancement.

14.                               Term.

(a)                                 The initial term of this Agreement shall commence on the date hereof and shall expire on December 31, 2016 (the “Initial Term”) and shall be automatically renewed for successive one-year terms (each, a “Renewal Term”) upon the expiration of the Initial Term and each Renewal Term unless notice of non-renewal is given in writing by the Trust or the Manager not less than thirty (30) calendar days before the expiration of the Initial Term or any Renewal Term.

(b)                                 In addition, either the Trust or the Manager may terminate this Agreement at any time, for any reason or for no reason at all, without payment of a premium and penalty, by the giving of not less than thirty (30) days prior written notice thereof to the other.  In such event, this Agreement shall terminate on the date set forth in such notice and neither party shall have any further rights or obligations hereunder except to pay to the other any amounts due through the termination date and for any obligations which expressly survive such termination.

(c)                                  Upon the expiration or sooner termination of this Agreement, the Trust shall deliver to the Manager all property and documents of Manager then in its custody or possession.  In addition, Manager shall pay to the Trust any amounts accrued and unpaid or unbilled pursuant to this Agreement.

15.                               Action Upon Termination.  From and after the effective date of any termination of this Agreement, the Manager shall be entitled to no compensation for services rendered hereunder for the remainder of the then current term of this Agreement, but shall be paid, on a pro rata basis as set forth in this Section 15, all compensation due for services performed prior to the effective date of such termination.  Upon such termination, the Manager shall as promptly as practicable:

(a)                                 pay over to the Trust all monies collected and held for the account of the Trust by it pursuant to this Agreement, after deducting therefrom any accrued Fee and reimbursements for its expenses to which it is then entitled;

(b)                                 deliver to the Trust a full and complete accounting, including a statement showing all sums collected by it and a statement of all sums held by it for the period commencing with the date following the date of its last accounting to the Trust; and

(c)                                  deliver to the Trust all property and documents of the Trust Parties then in its custody or possession.

The Fee for any partial month prior to termination will be computed by multiplying the Fee which would have been earned for the full month by a fraction, the numerator of which is the number of days in the portion of such month prior to the date of termination, and the denominator of which shall be thirty (30).  The Fee due upon termination shall be computed and payable within thirty (30) days following the date of the notice of termination.

16.                               Co-Employment of Senior Executives.  The parties acknowledge and agree that certain senior executives of the Trust may be employees of both the Trust and the Manager.

Each party shall be solely responsible for payment of compensation to such senior executives for services rendered to or on behalf of such party.

17.                               Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, on the next business day if transmitted by a nationally recognized overnight courier or on the third business day following mailing by first class mail, postage prepaid, in each case as follows (or at such other United States address or facsimile number for a party as shall be specified by like notice):

If to the Trust:

Reit Management & Research Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention:  President
 Facsimile No.:  (617) 969-1437

If to the Manager:

Reit Management & Research LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention:  President
Facsimile No.:  (617) 928-1305

18.                               Amendments.  This Agreement shall not be amended, changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties hereto, or by their respective successors or assigns, or otherwise as provided herein.

19.                               Assignment.  Neither party may assign this Agreement or its rights hereunder or delegate its duties hereunder without the written consent of the other party, except that the Manager may assign this Agreement to any subsidiary of Reit Management & Research, Inc. (“Parent”) so long as such subsidiary is then and remains controlled by Parent and Trust may assign this Agreement to any person controlling or under common control with Trust.

20.                               Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, any successors or permitted assigns of the parties hereto as provided herein.

21.                               No Third Party Beneficiary.  No person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

22.                               Governing Law.  The provisions of this Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of law.

23.                               Arbitration.

(a)                                 Any disputes, claims or controversies arising out of or relating to this Agreement, the provision of services by Manager pursuant to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of Trust, Parent or Manager or any holder of equity interests (which, for purposes of this Section 23, shall mean any holder of record or any beneficial owner of equity interests or any former holder of record or beneficial owner of equity interests) of Trust, Parent or Manager, either on his, her or its own behalf, on behalf of Trust, Parent or Manager or on behalf of any series or class of equity interests of Trust, Parent or Manager or holders of any equity interests of Trust, Parent or Manager Agent against Trust, Parent or Manager or any of their respective trustees, directors, members, officers, managers (including Manager or its successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement or the governing documents of Trust, Parent or Manager (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 23.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of Trust, Parent or Manager and class actions by a holder of equity interests against those individuals or entities and Trust, Parent or Manager.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.  For purposes of this Section 23, the term “equity interest” shall mean, (i) in respect of Trust, shares of beneficial interest of Trust, (ii) in respect of Manager, “membership interest” in the Manager as defined in the Maryland Limited Liability Companies Act and (iii) in respect of Parent, shares of capital stock of Parent.

(b)                                 There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by

AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the  second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(c)                                  The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(d)                                 There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.  For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

(e)                                  In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based.  Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Subject to Section 23(g), each party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.

(f)                                   Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of Trust’, Parent’s or Manager’s, as applicable, award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(g)                                  Notwithstanding any language to the contrary in this Agreement, the Award, including but not limited to, any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). The Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of the Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.  For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 23(f) hereof shall apply to any appeal pursuant to this Section and the appeal tribunal shall not render an award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

(h)                                 Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 23(g), the Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(i)                                     This Section 23 is intended to benefit and be enforceable by Trust, Manager, Parent and their respective holders of equity interests, trustees, directors, officers, managers (including Manager or its successor), agents or employees, and their respective successors and assigns and shall be binding upon Trust, Manager, Parent and their respective holders of equity interests, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

24.                               Captions.  The captions included herein have been inserted for ease of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

25.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and cancels any pre-existing agreements with respect to such subject matter.

26.                               Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

27.                               Survival.  The provisions of Sections 13 through and including 26 of this Agreement shall survive the termination hereof.  Any termination of this Agreement shall be without prejudice to the rights of the parties hereto accrued prior to the termination.

28.                               Other Agreements.  The parties hereto are also parties to a Property Management Agreement, dated as of the date hereof, as in effect from time to time (the “Property Management Agreement”).  The parties agree that this Agreement does not include or otherwise address the rights and obligations of the parties under the Property Management Agreement and that the Property Management Agreement provides for its own separate rights and obligations of the parties thereto, including without limitation separate compensation payable by the Trust and the other Owners (as defined in the Property Management Agreement) to the Manager thereunder for services to be provided by the Manager pursuant to the Property Management Agreement.

29.                               Equal Employment Opportunity Employer.  The Manager is an equal employment opportunity employer and complies with all applicable state and federal laws to provide a work environment free from discrimination and without regard to race, color, sex, sexual orientation, national origin, ancestry, religion, creed, physical or mental disability, age, marital status, veteran’s status or any other basis protected by applicable laws.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

REIT MANAGEMENT & RESEARCH TRUST

	By:	/s/ Jennifer B. Clark
Jennifer B. Clark
Vice President

REIT MANAGEMENT & RESEARCH LLC

	By:	/s/ Adam D. Portnoy
Adam D. Portnoy
President and Chief Executive Officer

SOLELY IN RESPECT OF
SECTION 23, PARENT:

REIT MANAGEMENT & RESEARCH INC.

	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Treasurer and Chief Financial Officer

[Signature Page to Trust Business Management Agreement]